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                                                                    Exhibit 99.1

CONTACT:                                                  FOR IMMEDIATE RELEASE

Richard T. Browning
Chief Financial Officer
(203) 661-1926, ext. 6628

Jane F. Casey
Vice President
(203) 661-1926, ext. 6619



           BLYTH INDUSTRIES REPORTS FOURTH QUARTER NET EARNINGS UP 31%
                             NET SALES INCREASE 25%

GREENWICH, CT, March 25, 1999: Blyth Industries, Inc. (NYSE:BTH) reported today that fourth quarter Net Sales increased by 25% to $252,258,000 compared with $202,248,000 a year earlier. Operating Profit rose 31% to $37,917,000 when compared to $28,948,000 in the prior year period. Net Earnings for the quarter increased 31% to $22,573,000 from $17,231,000 a year earlier. Diluted Net Earnings Per Share for the fourth quarter were $0.45, up 29% from $0.35 per share during the same period last year.

Net Sales for the fiscal year ended January 31, 1999 rose 27% to $875,065,000 compared with $687,474,000 last year. Operating Profit rose 30% to $128,237,000 when compared to $98,774,000 for the prior year. Net Earnings for the year increased 36% to $74,502,000 from $54,590,000 for fiscal 1998. This translated to Diluted Net Earnings Per Share of $1.50, up 36% from $1.10 per share for the prior year. Net Earnings and Diluted Net Earnings Per Share, excluding the non-recurring transaction costs incurred by Endar Corp. prior to its acquisition by Blyth, increased 29% and 28%, respectively, over the prior year.

Robert B. Goergen, Chairman of the Board, said "We are very pleased to report another record quarter in which we achieved sales and net earnings growth well above most non-high technology companies. We attribute the results in our consumer channels of distribution to strong category growth, the successful introduction of new products and the impact of our investments in manufacturing, distribution and global sourcing. In addition, our presence in a broad range of distribution channels gives Blyth a unique competitive advantage." Mr. Goergen went on to say, "we continue to strengthen our market leadership position in institutional channels, with sales growth exceeding the industry growth rate due to the strength of new product introductions and the success in cross-selling customers of our tabletop lighting and portable heating fuel products."

Blyth Industries, Inc., headquartered in Greenwich, CT, designs, manufactures, markets and distributes an extensive line of candles and home fragrance products including scented candles, outdoor lighting products, potpourri and environmental fragrance products, and markets a broad range of related candle accessories and decorative gift bags and tags. Its products are sold in the United States under various brand names, including Colonial Candle of Cape Cod(R), PartyLite Gifts(R), Carolina Designs(TM), Ambria(TM), Canterbury(TM), Florasense(R), Jeanmarie(R) and FilterMate(R) and in Europe under Geis(TM), Liljeholmens(R), Eclipse Candles(TM) and Colony(R). It is also a leading producer of portable heating fuel products sold under the Sterno(R) and Handy Fuel(R) brand names.

Blyth Industries, Inc. can be found on the Internet at www.blythindustries.com.


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                             BLYTH INDUSTRIES, INC.
                       CONSOLIDATED STATEMENT OF EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (Unaudited)

----------------------------------------------------------------------------------------------------------------------------
                                                Three Months        Three Months        Twelve Months        Twelve Months
                                              Ended January 31,   Ended January 31,   Ended January 31,    Ended January 31,
                                                    1999                1998                1999                 1998
                                              ------------------------------------------------------------------------------
Net sales ..............................          $ 252,258           $ 202,248           $ 875,065           $ 687,474
Cost of goods sold .....................            102,283              83,138             367,517             298,562
                                                  ---------           ---------           ---------           ---------
     Gross profit ......................            149,975             119,110             507,548             388,912
Selling and shipping ...................             87,472              69,564             296,753             225,933
Administrative .........................             24,024              20,286              80,465              63,257
Amortization of goodwill ...............                562                 312               2,093                 948
                                                  ---------           ---------           ---------           ---------
                                                    112,058              90,162             379,311             290,138
                                                  ---------           ---------           ---------           ---------
     Operating profit ..................             37,917              28,948             128,237              98,774
                                                  ---------           ---------           ---------           ---------
Other expense (income)
  Interest expense .....................              1,432               1,239               6,653               4,816
  Interest income ......................               (226)               --                  (481)               (486)
  Equity in earnings of investee .......               (719)               (292)               (825)               (659)
  Non-recurring transaction costs
     of Endar Corp. ....................               --                  --                  --                 5,173
                                                  ---------           ---------           ---------           ---------
                                                        487                 947               5,347               8,844
                                                  ---------           ---------           ---------           ---------
     Earnings before income taxes
      and minority interest ............             37,430              28,001             122,890              89,930
Income tax expense .....................             14,841              10,752              48,387              35,068
                                                  ---------           ---------           ---------           ---------
     Earnings before minority interest .          $  22,589           $  17,249              74,503              54,862
      interest
Minority interest ......................                 16                  18                   1                 272
                                                  ---------           ---------           ---------           ---------
     Net earnings ......................          $  22,573           $  17,231           $  74,502           $  54,590
                                                  ---------           ---------           ---------           ---------
                                                  ---------           ---------           ---------           ---------
Net earnings excluding the non-recurring
      transaction costs of Endar Corp. .          $  22,573           $  17,231           $  74,502           $  57,782
                                                  ---------           ---------           ---------           ---------
                                                  ---------           ---------           ---------           ---------
Basic:
     Net earnings per common share (1) .          $    0.46           $    0.35           $    1.52           $    1.11
     Net earnings per common share
        excluding non-recurring costs of
        Endar Corp. (1)(2) .............          $    0.46           $    0.35           $    1.52           $    1.18

     Weighted average number of
        shares outstanding (1) .........             49,189              49,088              49,165              49,063

Diluted:
     Net earnings per common share(1) ..          $    0.45           $    0.35           $    1.50           $    1.10
     Net earnings per common share
        excluding non-recurring costs of
        Endar Corp. (1)(2) .............          $    0.45           $    0.35           $    1.50           $    1.17
     Weighted average number of
        shares outstanding (1) .........             49,617              49,537              49,604              49,543

(1)   Restated for June 1997 3 for 2 stock split effected as a stock dividend.
(2)   Net earnings excluding the non-recurring costs of Endar Corp.



                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (Unaudited)

-------------------------------------------------------------------------------------
ASSETS                                         January 31, 1999(3)   January 31, 1998
                                               -------------------   ----------------
    Cash and Cash Equivalents ............           $ 18,935           $ 21,273
    Accounts Receivable, Net .............             63,109             51,980
    Inventories ..........................            173,974            135,524
    Property, Plant & Equipment, Net .....            246,030            170,710
    Other Assets .........................             91,867             67,903
                                                     --------           --------
                                                     $593,915           $447,390
                                                     --------           --------
                                                     --------           --------
LIABILITIES AND STOCKHOLDERS' EQUITY
    Bank Debt ............................           $ 96,981           $ 93,557
    Senior Notes .........................             25,000             25,000
    Other Liabilities ....................            149,902             82,001
    Stockholders' Equity .................            322,032            246,832
                                                     --------           --------
                                                     --------           --------
                                                     $593,915           $447,390
                                                     --------           --------
                                                     --------           --------

(3) As a result of the Company's December 1998 purchase of approximately 79% of Liljeholmens Stearinfabriks AB Class A voting common stock, the balance sheet of Liljeholmens as of December 31, 1998 has been included in the Consolidated Balance Sheet of the Company in accordance with generally accepted accounting principles. Note: before including Liljeholmens amounts as of December 31, 1998 key balance sheet amounts would be:
      Accounts Receivable $51,353; Inventory $152,374; Property, Plant & Equipment $196,148; Bank Debt $76,592; Other Liabilities $93,279. Due to the timing of the investment in Liljeholmens the operating results of Liljeholmens are not included in the Consolidated Statement of Earnings of the Company.

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